UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2014

SL Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4987	21-0682685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Fellowship Road, Suite A114, Mount Laurel, New Jersey		08054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 727-1500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 12, 2014, at the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of SL Industries, Inc. (the “Company”), the Company’s stockholders voted to approve: (i) increasing the number of shares of Common Stock subject to the Company’s 2008 Incentive Stock Plan (the “2008 Plan”) from 450,000 shares to 500,000 shares, (ii) amendments to 2008 Plan to provide for qualifying performance-based long-term incentive awards under Section 162(m) of the Internal Revenue Code of 1986, as amended, to approve the material terms of the performance goals thereunder, and to make certain other technical and clarifying amendments.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following matters were submitted to a vote of shareholders of the Company: (i) the election of five directors of the Company, each to serve until the next annual meeting of shareholders in 2015 or until their respective successors have been duly elected and qualified; (ii) the approval of an amendment to the 2008 Plan to increase the number of shares of Common Stock subject to the 2008 Plan from 450,000 shares to 500,000 shares; (iii)  the approval of an amendment to the 2008 Plan to provide for qualifying performance-based long-term incentive awards under Section 162(m) of the Internal Revenue Code of 1986, as amended, to approve the material terms of the performance goals thereunder, and to make certain other technical and clarifying amendments; (iv) the approval of a non-binding advisory resolution to approve the compensation of the Company’s named executive officers; and (v) the ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.

The total number of shares of the Company’s Common Stock voted in person or by proxy at the Annual Meeting was 3,804,694, representing approximately 92.10% of the 4,130,887 shares outstanding and entitled to vote at the Annual Meeting.  Each director nominee was elected and each other matter submitted to a vote of the Company’s shareholders at the Annual Meeting was approved by the requisite vote.  The shareholder advisory vote on executive compensation reflects the Company’s decision to set the frequency of advisory votes on the compensation of the Company's named executive officers at every one year in light of the voting results, delivered at the Company’s 2013 annual meeting of shareholders, concerning the frequency with which shareholders will be provided an advisory vote on executive compensation.  The Company will continue to hold annual advisory votes on executive compensation until the Company holds the next vote on the frequency of executive compensation advisory votes. The Company is required to hold votes on frequency at least once every six years.

Set forth below is the number of votes cast for, against or withheld, as well as the number of broker non-votes and abstentions as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable.

1.           Election of Directors.

Nominee	For	Withheld	Broker Non-Votes
Avrum Gray	3,304,178	26,018	474,498
Glen M. Kassan	3,259,808	70,388	474,498
Warren G. Lichtenstein	2,676,209	653,987	474,498
James A. Risher	3,303,848	26,348	474,498
Mark E. Schwarz	2,677,021	653,175	474,498

2.           Approval of an amendment to the Company’s 2008 Plan to increase the number of shares of Common Stock subject to the 2008 Plan from 450,000 shares to 500,000 shares.

For	Against	Abstain	Broker Non-Votes
3,226,741	71,046	32,409	474,498

3.
Approval of an amendment to the 2008 Plan to provide for qualifying performance-based long-term incentive awards under Section 162(m) of the Internal Revenue Code of 1986, as amended, to approve the material terms of the performance goals thereunder, and to make certain other technical and clarifying amendments.

For	Against	Abstain	Broker Non-Votes
3,234,694	90,791	4,711	474,498

4.	Approval of a non-binding advisory resolution to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
3,260,763	63,233	6,200	474,498

5.	Proposal to ratify Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain	Broker Non-Votes
3,747,624	55,242	1,828	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL Industries, Inc.
(Registrant)
Date: May 14, 2014

	By:	/s/ Louis J. Belardi
		Name:	Louis J. Belardi
		Title:	Chief Financial Officer